Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, ROBERT M. WILLIAMS, JR., have made, constituted and appointed, and by these presents do make, constitute and appoint, MICHAEL C. SALVATOR (hereinafter referred to as “my attorney”), my true and lawful attorney-in-fact for me and in my name, place and stead to do the following acts and to exercise the following papers:

1.               To take any and all actions on my behalf which I myself could do if I were personally present with respect to the preparation, execution and filing of any and all Forms 3, Forms 4 and Forms 5 (collectively, “Forms”) required to be filed by me pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended.

2.               In connection with the foregoing power, my attorney is hereby authorized:

(a)          To prepare and execute any such Forms;

(b)         To file such Forms or cause them to be filed with the Securities and Exchange Commission and with such national securities exchanges and other persons and entities as may be required; and

(c)          To execute and/or deliver any and all documents relating to any of the matters referred to in paragraphs (a) and (b) above, and to make any changes in such documents as such attorney shall deem appropriate.

My attorney shall have the full and unqualified authority to delegate any or all of the foregoing powers to any person or persons whom such attorney shall select.

I do hereby ratify and confirm all that my attorney or the substitute or substitutes of my attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 27th day of March, 2007.

/s/ Robert M. Williams
ROBERT M. WILLIAMS, JR.

STATE OF CONNECTICUT	}

:

COUNTY OF FAIRFIELD	}

On this 27th day of March, 2007, before me came ROBERT M. WILLIAMS, JR. to me known and known to be the individual described in and who executed the foregoing instrument and acknowledged to me that he executed the same.

Dated:	March 27, 2007	/s/ Joan Mullins
Joan Mullins
Notary Public
My Commission Expires: March 31, 2007